UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):
November 28, 2018

Gardner Denver Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38095	46-2393770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 East Erie Street
Suite 500
Milwaukee, Wisconsin 53202
(414) 212-4700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

⃞	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

⃞	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                             ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2018, the Board of Directors of Gardner Denver Holdings, Inc. (the “Company”) appointed Neil D. Snyder as the Company’s Chief Financial Officer, effective January 1, 2019. Philip T. Herndon will retire from his position as the Chief Financial Officer of the Company and any affiliate of the Company, effective as of the end of the day on December 31, 2018, but he will remain an employee of the Company until his retirement later in 2019 to assist with the transition of his Chief Financial Officer role to Mr. Snyder.

Mr. Snyder, age 45, has served as the Company’s Senior Vice President of Global Finance, Business Development and Planning since August, 2018, and prior to that as Senior Vice President of Strategy, Business Development and Planning since January 2017. Mr. Snyder joined the Company in March 2016 as Vice President of Strategy & Planning, Industrials segment. Prior to joining the Company, Mr. Snyder served as Vice President, Head of Financial Planning and Analysis from June 2012 to January 2016 and President, Europe, Middle East and Africa from September 2013 to May 2014 for Capital Safety Inc., a producer of fall safety equipment. Previously, Mr. Snyder held various executive roles of increasing responsibility at United Technologies Corporation from 2007 to 2012 and began his career at Ernst & Young LLP in public accounting. Mr. Snyder holds a Bachelor of Science in Accounting from the University of Southern California and a Master of Business Administration from the Kellogg School of Management at Northwestern University and is a certified public accountant.

In connection with Mr. Snyder’s appointment as the Company’s Chief Financial Officer, the Company approved the following compensation terms for him, effective as of January 1, 2019: (1) an annual base salary of $425,000; (2) an annual bonus opportunity with a target amount equal to 65% of his base salary, with the actual bonus amount based upon achievement of performance targets established by the Compensation Committee of the Company’s Board of Directors; and (3) a long-term equity incentive award for 2019 with a target value of $725,000.

The selection of Mr. Snyder to serve as the Company’s Chief Financial Officer was not pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Snyder and any director or executive officer of the Company, and there are no transactions between Mr. Snyder and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On November 28, 2018, the Company issued a press release announcing the appointment of Mr. Snyder as the Company’s Chief Financial Officer, effective January 1, 2019. A copy of this press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Gardner Denver Holdings, Inc. dated November 28, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Gardner Denver Holdings, Inc.

Date: November 28, 2018	By:	/s/ Andrew Schiesl
	Name:	Andrew Schiesl
	Title:	Vice President, General Counsel, Chief Compliance Officer and Secretary